Exhibit 10.7

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 17, 2025, is entered into by and between Verdera Energy Corp., a company existing under the laws of the Province of British Columbia (the “Company”) and enCore Energy Corp. (“enCore”).

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into a Share Purchase Agreement (the “Purchase Agreement”) which, among other things, provides for (i) the creation of a new series of preferred shares of the Company, designated as the Class A Preferred Shares (the “Class A Preferred Shares”), (ii) the issuance and sale of the Class A Preferred Shares to enCore, and (iii) the potential conversion of the Class A Preferred Shares into common shares of the Company (the “Common Shares”);

WHEREAS, pursuant to the Purchase Agreement, the Company is pursuing a Going Public Transaction (as defined in the Purchase Agreement), which will result in the listing of the common shares of the Company on a Canadian stock exchange and the registration of the common shares of the Company under Section 12(b) or Section 12(g) of the Exchange Act (as hereinafter defined); and

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Purchase Agreement, enCore has requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the terms set forth below have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Class A Preferred Shares” has the meaning set forth in the recitals.

“Commission” means the Securities and Exchange Commission.

“Common Shares” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and, for purposes of clarity, includes any successor of the Company resulting from the Going Public Transaction and any Resulting Issuer (as defined in the Purchase Agreement) to which this Agreement is transferred or assigned pursuant to the Purchase Agreement.

“Confidential Information” shall have the meaning set forth in Section 2.9 of this Agreement.

“Demand Registration” shall have the meaning set forth in Section 2.1(b) of this Agreement.

“Demand Registration Statement” means a registration statement registering securities pursuant to a Demand Registration.

“Effective Date” means the date of the completion of the Going Public Transaction.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Holder” means any Initial Holder who is the owner of any Registrable Security, any Affiliates of the Initial Holder who are the owners of any Registrable Securities or any permitted assignee or transferee of such Initial Holder or any of its Affiliates provided such assignee or transferee agrees in writing to be bound by all the provisions hereof.

“Indemnified Party” has the meaning set forth in Section 2.6 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 2.6 of this Agreement.

“Initial Holder” means enCore.

“Inspector” has the meaning set forth in Section 2.2(g) of this Agreement.

“Maximum Number of Securities” has the meaning set forth in Section 2.1(d) of this Agreement.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” shall have the meaning set forth in Section 2.1(b) of this Agreement.

“Records” has the meaning set forth in Section 2.2(g) of this Agreement.

“Registrable Securities” means (i) Common Shares at any time beneficially owned by enCore which are issuable or issued upon conversion of the Class A Preferred Shares and any additional Common Shares issued as a dividend, distribution or exchange for, or in respect of such Common Shares and (ii) all Common Shares owned by the Initial Holder and Affiliates of the Initial Holder, until the earlier to occur of:

(i)            a registration statement covering such shares has been declared effective by the Commission and such shares have been disposed of pursuant to such effective registration statement;

(ii)           such shares have been publicly sold under Rule 144 and the transferee thereof does not receive “restricted securities” as defined in Rule 144;

(iii)          all such shares held by such Person may be sold in one transaction pursuant to Rule 144;

(iv)          such shares have been otherwise transferred in a transaction that constitutes a sale thereof under the Securities Act, the Company has delivered a new certificate or other evidence of ownership for such shares not bearing the Securities Act restricted stock legend and such shares may be resold or otherwise transferred by such transferee without subsequent registration under the Securities Act; or

(v)           any shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise);

provided, however, that “Registrable Securities” for purposes of the indemnification obligations contained in Sections 2.4 and 2.5 shall mean all shares that are registered on an applicable registration statement, notwithstanding that such shares may not otherwise be “Registrable Securities” by operation of clause (iii) above.

“Registration Expenses” has the meaning set forth in Section 2.3 of this Agreement.

“Resale Shelf Registration Statement” has the meaning set forth in Section 2.1(a) of this Agreement.

“Requesting Holder” has the meaning set forth in Section 2.1(d)(ii) of this Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar successor rule thereto that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated under the Securities Act or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

“Suspension Notice” means any written notice delivered by the Company pursuant to Section 2.9 with respect to the suspension of rights under a registration statement or any prospectus contained therein.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1 Registration.

(a)            Resale Shelf Registration. To the extent no such registration statement has been filed with the Commission prior to the date hereof, the Company shall prepare and file or cause to be prepared and filed with the Commission, as promptly as reasonably practicable following the Effective Date but in any event within 75 days after the Effective Date or such longer period as mutually agreed by the Company and the Initial Holder in writing, a shelf registration statement on Form F-3 registering the offering and sale of the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 (except if the Company is not then eligible to register for resale the Registrable Securities on a shelf registration statement on Form F-3, then such registration shall be on a shelf registration statement on Form F-1 or another appropriate, form providing for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and in no event later than 120 days after the Effective Date, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the termination of this Agreement. In the event that the Company files a Form F-1 (or other long form shelf registration statement) pursuant to this Section 2.1(a), the Company shall use its commercially reasonable efforts to convert the Form F-1 to a Form F-3 as soon as practicable after the Company is eligible to use Form F-3.

(b)            Piggyback Registration. If at any time after the expiration of any applicable lock-up period to which a Holder’s shares are subject, if any, the Company proposes to file a registration statement (or a prospectus supplement pursuant to a then-existing shelf registration statement) under the Securities Act with respect to a proposed underwritten equity offering by the Company for its own account or for the account of any of its respective securityholders of any class of security other than a registration statement on Form F-4 or S-8 (or any substitute form that may be adopted by the Commission) filed in connection with an exchange offer, an offering of securities solely to the Company’s existing securityholders or the adoption of a long term incentive plan, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date of the applicable preliminary prospectus or, if applicable, prospectus supplement; provided that in the case of a “bought deal” or an offering in which there is no (or very limited) marketing, such notice shall be given at least seven days before pricing, and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a “Piggyback Registration”). The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

(c)            Demand Registration.

(i)            Request for Registration. Commencing on or after the date that is one year after the Effective Date, and provided there is not an effective Resale Shelf Registration Statement available for the resale of the Registrable Securities pursuant to Section 2.1(a) in the intended method of disposition, Holders of Registrable Securities may make a written request for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”); provided, that the Company shall not be obligated to effect more than one Demand Registration in any twelve month period and not more than four total Demand Registrations, and provided, further, that Holders making such written request shall propose the sale of at least 500,000 shares of Registrable Securities (such number to be adjusted successively in the event the Company effects any share split, share consideration or recapitalization after the date hereof) or such lesser number of Registrable Securities if such lesser number is all of the Registrable Securities owned by the Holders. Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect a Demand Registration within 90 days after the closing of any underwritten offering in which the requesting Holder had the right to include up to 25% or more of the Registrable Securities so requested to be registered. Any such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Registrable Securities and include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 Business Days after the receipt by the applicable Holder of the Company’s notice. Each such request will also specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof.

(ii)            Effective Demand Registration. A registration will not count as a Demand Registration until it has become effective and has remained effective and available for at least 180 days (or such shorter period in which all Registrable Securities included in such registration have been sold).

(iii)            Priority on Demand Registrations. If the Holders of a majority of shares of the Registrable Securities to be registered in a Demand Registration so elect by written notice to the Company, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company shall select the book-running managing underwriter in connection with any such Demand Registration; provided that such managing underwriter must be reasonably satisfactory to the Holders of a majority of the shares of the Registrable Securities included in such offering. The Company may select any additional investment banks and managers to be used in connection with the offering; provided that such additional investment bankers and managers must be reasonably satisfactory to the Holders of a majority of the shares of the Registrable Securities included in such offering. To the extent 25% or more of the Registrable Securities so requested to be registered are excluded from the offering in accordance with Section 2.1(d), the Holders of such Registrable Securities shall have the right to one additional Demand Registration under this Section in such twelve-month period with respect to the Registrable Securities.

(d)            Reduction of Offering. Notwithstanding anything contained herein, if the managing underwriter or underwriters of an offering described in Section 2.1(b) or (c) deliver a written opinion to the Company and the Holders of the Registrable Securities included in such offering exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration:

(i)            PiggyBack Registration. If the registration is undertaken for the Company’s account, the Company shall include in any such registration: (A) first, the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Initial Holder’s Common Shares or other securities, if any, comprised of Registrable Securities, (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other securities that are Registrable Securities held by Holders other than the Initial Holder and (D) finally, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other securities held by shareholders of the Company that have registration rights; or

(ii)            Demand Registration. If the registration is a Demand Registration undertaken at the demand of a Holder that is not the Initial Holder or another shareholder of the Company that has registration rights (the “Requesting Holder”), the Company shall include in any such registration: (A) first, the Common Shares or other securities that are Registrable Securities for which the account of the Requesting Holder holds, without exceeding the Maximum Number of Securities, (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Common Shares or other securities that are Registrable Securities that the Initial Holder desires to sell that can be sold without exceeding the Maximum Number of Securities, (C), to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) or (B), the Common Shares or other securities that are Registrable Securities held by the remaining Holders that are not the Requesting Holder or Initial Holder and (D), to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) or (C), the Common Shares or other securities that have registration rights.

(e)            Selling Holders Become Party to Agreement. Each Holder acknowledges that by participating in its registration rights pursuant to this Agreement, such Holder will be deemed a party to this Agreement and will be bound by its terms.

Section 2.2 Registration Procedures; Filings; Information.

(a)            Subject to Section 2.9 hereof, in connection with any requests that Registrable Securities be registered pursuant to Section 2.1(c) hereof, the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities covered thereby in accordance with the intended method of disposition thereof as promptly as reasonably practicable. In connection with any such request:

(i)            The Company will, as expeditiously as reasonably possible, prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof; provided that if the Company shall furnish to the Holders making a request for a Demand Registration pursuant to Section 2.1(c) a certificate signed by its Chairman or Chief Executive Officer stating that in his or her good faith judgment it would be significantly disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as reasonably possible, the Company shall have a period of not more than 180 days within which to file such registration statement measured from the date of receipt of the request.

(ii)            The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement, prospectus, amendment or supplement as proposed to be filed, and thereafter furnish to such Selling Holder or underwriter, if any, such number of conformed copies of such registration statement, each amendment or supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or underwriter may reasonably request to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

(b)            In connection with any Resale Registration Statement or any Demand Registration Statement:

(i)            After the filing of a registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(ii)            The Company will use its commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the United States (where an exemption does not apply) as any Selling Holder or managing underwriter or underwriters, if any, reasonably (in light of such Selling Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(iii)           The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the Company’s receipt of any notification of the suspension of the qualification of any Registrable Securities covered by a registration statement for sale in any jurisdiction; or (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to each Selling Holder any such supplement or amendment.

(iv)           The Company will enter into customary agreements (including an underwriting agreement, if any, in customary form) and take such other actions as are reasonably required to expedite or facilitate the disposition of such Registrable Securities pursuant to the registration statement.

(v)            The Company will make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and documents relating to the investments of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s directors and/or officers to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(vi)           The Company will furnish to each Selling Holder and to each underwriter, if any, a signed counterpart, addressed to such Selling Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) if eligible under applicable auditing standards, a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing underwriter or underwriters therefor reasonably requests.

(vii)          The Company will otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

(viii)         The Company will use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(ix)           The Company may require each Selling Holder of Registrable Securities pursuant to a Demand Registration Statement to promptly furnish in writing to the Company such information regarding such Selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. No Holder may include Registrable Securities in any Demand Registration Statement pursuant to this Agreement unless and until such Holder has furnished to the Company such information. Each holder further agrees to furnish as soon as reasonably practicable to the Company all information required to be disclosed to make information previously furnished to the Company by such Holder not materially misleading.

(x)            Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(b)(i) or 2.2(b)(iii) or upon receipt of a Suspension Notice, such Selling Holder will discontinue disposition of Registrable Securities pursuant to a registration statement covering such Registrable Securities until such Selling Holder’s receipt of written notice from the Company that such disposition may be made and, in the case of clause (ii) of Section 2.2(b)(iii) or, if applicable, Section 2.9, copies of any supplemented or amended prospectus contemplated by clause (ii) of Section 2.2(b)(iii) or, if applicable, prepared under Section 2.9, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

Section 2.3 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the “Registration Expenses”): (i) all fees and expenses of compliance with securities or “blue sky” laws (including registration and filing fees and reasonable fees and disbursements of counsel to the Company in connection with blue sky qualifications of the Registrable Securities), (ii) printing expenses, (iii) the fees and expenses incurred in connection with the listing of the Registrable Securities, (iv) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 2.2(b)(vi) hereof), and (v) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any fees, discounts or commissions attributable to the sale of Registrable Securities, any out-of-pocket expenses of the Holders (or the agents who manage their accounts), or any transfer taxes relating to the registration or sale of the Registrable Securities.

Section 2.4 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission included in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for inclusion therein. The indemnity provided for in this Section 2.4 shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder.

Section 2.5 Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information relating to such Selling Holder included in reliance upon and in conformity with information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.4.

The obligations of any Selling Holder pursuant to this Section 2.5 will be limited to an amount equal to the net proceeds to such Selling Holder (after deducting any discounts and commissions) from the disposition pursuant to such registration.

Section 2.6 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.4 or 2.5, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided, however, that the failure of any Indemnified Party to give such notice will not relieve such Indemnifying Party of any obligations under this Article II, except to the extent such Indemnifying Party is materially prejudiced by such failure. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.4 hereof, the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.5, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.7 Contribution. If the indemnification provided for in Section 2.4 or 2.5 hereof is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and each Selling Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.7, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities of such Selling Holder to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder’s obligations to contribute pursuant to this Section 2.7 are several in proportion to the net proceeds of the offering received by such Selling Holder bears to the total net proceeds of the offering received by all the Selling Holders and not joint.

Section 2.8 Rule 144. The Company covenants that it will (a) make and keep public information regarding the Company available as those terms are defined in Rule 144, (b) file in a timely manner any reports and documents required to be filed by it under the Securities Act and the Exchange Act, (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time more than 90 days after the Effective Date), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 2.9 Suspension of Use of Registration Statement.

(a)           If the Board of Directors of the Company determines in its good faith judgment that the filing of a registration statement under Section 2.1 or the use of any related prospectus would be materially detrimental to the Company because such action would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction (“Confidential Information”), and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a registration statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a registration statement shall be suspended until the earlier of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.9(a) is no longer necessary and (ii) 180 days; provided, however, no such 180-day period shall be successive with respect to the same Confidential Information. The Company agrees to give the notice under (i) above as promptly as reasonably practicable following the date that such suspension of rights is no longer necessary.

(b)           If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination or acquisition of real property by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X promulgated under the Securities Act or any successor rule, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a registration statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a registration statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in a registration statement, and the Company shall notify the Holders as promptly as reasonably practicable when such suspension is no longer required.

Section 2.10 Additional Shares. The Company, at its option, may register under a registration statement and include in any filings with any state securities commissions filed pursuant to this Agreement any number of unissued shares of Common Shares or any shares of Common Shares owned by any other shareholder or shareholders of the Company.

Section 2.11 Holdback Agreements; Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Holder whose securities are included in a registration statement agrees not to effect any sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested in writing by the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing underwriter or underwriters in the case of an underwritten public offering.

ARTICLE III
MISCELLANEOUS

Section 3.1 Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 3.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and the Holders of a majority of the Registrable Securities; provided, however, that the effect of any such amendment will be that the consenting Holders will not be treated more favorably than all other Holders (without regard to any differences in effect that such amendment or waiver may have on the Holders due to the differing amounts of Registrable Securities held by such Holders). No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3 Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail or air courier guaranteeing overnight delivery:

(i)             if to the Company:

Verdera Energy Corp.

313 Albert Avenue

Saskatoon, Saskatchewan S7N 1E9

Attention: Tim Gabruch, [Email Redacted]

with a copy to:

Farris LLP

Suite 2500, 700 West Georgia Street

Vancouver, British Columbia, V7Y 1B3

Attention: Ronald Murray, rmurray@farris.com

(ii)            if to the Initial Holder:

enCore Energy Corp.

101 N. Shoreline Blvd. Suite 450

Corpus Christi, TX 78401

Attention: Robert Willette, [Email Redacted]

With a copy to:

Winston & Strawn LLP
2121 N Pearl St, Ste 900
Dallas, TX 75201
Attention: Charlie Haag, chaag@winston.com

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Section 3.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and transferees of each of the parties. Except as provided in this Section 3.4, this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of each of the parties. Notwithstanding anything in the foregoing to the contrary, any Holder may assign its rights under this Agreement to any Affiliate or any successor or acquirer of all or substantially all of the business or assets of the Initial Holder (by operation of law or otherwise) without the consent of the Company in connection with a transfer of such Holder’s Registrable Securities; provided, that the Holder satisfies all applicable transfer provisions for the Registrable Securities, and notifies the Company of such proposed transfer and assignment and the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

Section 3.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.6 Governing Law . This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the choice of law provisions thereof.

Section 3.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.10 No Third Party Beneficiaries. Nothing express or implied herein is intended or shall be construed to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.

Section 3.11 Termination. The obligations of the parties hereunder shall terminate (i) with respect to a Holder when it no longer holds Registrable Securities, and (ii) with respect to the Company when there are no longer any Registrable Securities; except, in each case, for any obligations under Sections 2.3, 2.4, 2.5, 2.6 and 2.7 and Article III that, by their terms, are intended to survive for a specific period of time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VERDERA ENERGY CORP.

By:	/s/ Janet Lee-Sheriff
Name: Janet Lee-Sheriff
Title: Director

ENCORE ENERGY CORP.

By:	/s/ Robert Willette
Name: Robert Willette
Title: Chief Executive Officer